UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2006
ElkCorp
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)

1-5341	75-1217920

(Commission File Number)	(I.R.S. Employer Identification No.)
14911 Quorum Drive, Suite 600, Dallas, Texas 75254-1491
(Address of principal executive offices)
(972) 851-0500
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     As previously disclosed in the Current Report on Form 8-K filed by ElkCorp (the “Company”) with the Securities and Exchange Commission on July 7, 2006 (the “July 8-K”), which report is incorporated herein by this reference, effective July 1, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved and the Board ratified certain executive officer compensation amounts and performance-based compensation plan performance goals and awards for the year ending June 30, 2007 (“fiscal 2007”). On September 27, 2006, after completion of their performance evaluations for fiscal 2006, adjustments were made to the base salaries of Gregory J. Fisher and David G. Sisler, the Company’s Senior Vice President, Chief Financial Officer and Controller and Senior Vice President, General Counsel and Secretary, for fiscal 2007.
Base Salaries for Fiscal 2007
     Retroactive to July 1, 2006, the beginning of the Company’s fiscal year, Mr. Fisher’s base salary was increased from $264,923 to $292,873 and Mr. Sisler’s base salary was increased from $261,389 to $273,152.
Compensation Summary
     A summary of fiscal 2007 compensation for Mr. Fisher and Mr. Sisler is set forth below. Cash-profit sharing bonus payments and restricted stock amounts set forth below are pro forma amounts, assuming the Company’s achievement of target performance under its profit-sharing plan for fiscal 2007, as described in the July 8-K. The Company’s actual performance may be greater or less than target, and in such event actual bonus and restricted stock payments would be greater or less than those set forth in the table below.

			Restricted	Performance	Stock
Executive Officers	FY2007 Salary	Bonus (1)	Stock(2)	Stock(3)	Options4)
Gregory J. Fisher	$292,873	$117,149	$46,860	6,870	5,106
David G. Sisler	$273,152	$109,260	$43,704	6,540	4,860
(1)	Cash profit-sharing bonus payments in these amounts would be paid, based on the operation of the profit-sharing formula on fiscal 2007 salaries, if the Company achieves ROE performance in fiscal 2007 equal to the 62 nd percentile of NYSE companies over the previous three years. These bonus amounts vary from those set forth in the July 8-K, which were based on salaries prior to the salary adjustments reported herein.

(2)	Restricted stock with a valuation (with no discount for restrictions) equal to this amount on date of grant, based on the operation of the profit-sharing formula on fiscal 2007 salaries, would be issued if the Company achieves ROE performance in fiscal 2007 equal to the 62 nd percentile of NYSE companies over the previous three years. The restricted stock would “vest” (restrictions would lapse) ratably over five years of continued service to the Company or its subsidiaries. These restricted stock amounts vary from those set forth in the July 8-K, which were based on salaries prior to the salary adjustments reported herein.

(3)	Expressed in number of shares of Common Stock. The specified number of shares would be issued in August 2009 if the Company achieves ROE performance and TSR performance equal to the 62 nd percentile of NYSE companies for the three-year performance cycle from July 1, 2006 through June 30, 2009, and the other conditions to payment in the award agreements are met, including continued service to the Company or its subsidiaries over the performance cycle.

(4)	Expressed in number of shares of Common Stock. Options have a ten-year term and become exercisable ratably over three years of continued service to the Company or its subsidiaries, with an exercise price of $27.80, the market value of the Common Stock on July 3, 2006, the first trading day following the date of award.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ElkCorp
DATE: October 2, 2006	/s/ Gregory J. Fisher
Gregory J. Fisher
Senior Vice President, Chief Financial Officer and Controller

/s/ Leonard R. Harral
Leonard R. Harral
Vice President, Chief Accounting Officer and Treasurer

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